Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-169370) and on Form S-1 (Nos. 333-172917 and 333- 176615) of our report dated March 14, 2012, except for the effects of discontinued operations discussed in Note 3 and the changes in reportable segments discussed in Note 20 to the consolidated financial statements, as to which the date is March 8, 2013, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 8, 2013